Exhibit 99.1

NARA BANCORP SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
DEPOSITS AND CERTAIN LOANS FROM KOREA EXCHANGE BANK,
BROADWAY BRANCH

LOS ANGELES – August 11, 2003 — Nara Bank, N.A. (“Nara Bank”), a wholly owned subsidiary of Nara Bancorp, Inc.  (the “Company”) (Nasdaq: NARA – News) and Korea Exchange Bank, entered into an agreement for the assumption by Nara Bank of approximately $51 million in FDIC insured deposits of Korea Exchange Bank’s Broadway branch in New York City, as well as the acquisition of certain loans totaling approximately $44 million.  The completion of the transaction is subject to regulatory approval and customary closing conditions and is expected to be complete in the fourth quarter of 2003.

“The assumption of deposits and acquisition of loans of Korea Exchange Bank, Broadway Branch will further enhance our ability to expand our New York market place and is consistent with our ongoing growth strategy,” said Benjamin Hong, President and CEO.  “The constant growth of the ethnic Korean population in the New York Metropolitan area continues to offer significant growth opportunities for our franchise.”

In addition to the projected $0.06 diluted earnings per share accretion for the first year from the acquisition of Asiana Bank scheduled to close at the end of this month, this acquisition is expected to be more than $0.04 accretive for the first year.

This will be Nara Bank’s fourth acquisition in the New York Metropolitan area.

10/98:                 Acquired the Flushing, New York branch of Korea Exchange Bank ($23 million in assets)

02/00:                 Acquired Korea First Bank of New York ($75 million in assets with three branches)

12/02:                 Acquired the deposits and certain loans of the Industrial Bank of Korea, New York Branch ($45 million in deposits)

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, N.A. which was founded in 1989.  Nara Bank is a full service commercial bank headquartered in Los Angeles with twenty-one branches and offices nationwide.  Nara Bank operates full service branches in California and New York with loan production offices in Washington,

Illinois, Georgia, New Jersey and Virginia and a representative office in Seoul, Korea.  Nara Bank was founded specifically to serve the needs of Korean-Americans, one of the fastest growing segments of the Asian ethnic group over the past decade.  Presently, Nara Bank serves a diverse group of customers mirroring the community it serves.  Nara Bank specializes in core business banking products for small and medium-sized companies with emphasis in commercial real estate and business lending, SBA lending and international trade financing.  Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.  For more information on Nara Bank call our Los Angeles office at 213-639-1700 or New York office at 212-279-2790 or visit our website at www.narabank.com.  Nara Bancorp, Inc. stock is listed on Nasdaq under the symbol “NARA.”

This press release may contain forward-looking statements, including statements concerning our expected earnings per share, that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements, including, but not limited to economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, and pricing. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results, described in other documents the Company files from time to time with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2003 and Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and particularly the discussion of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. In addition, this press release contains forward-looking statements concerning the expectation that the acquisition of deposits and loans from KEB will be completed and the timing of completion of the transaction.  Such statements are qualified by risks and uncertainties including, but not limited to (i) the possible failure to occur of any of the conditions to closing set forth in the agreement with KEB and (ii) the possible refusal by the federal or state regulatory agencies with authority over Nara Bank and KEB to approve the proposed transaction.

CONTACT INFORMATION:

Benjamin B. Hong, President and Chief Executive Officer

213-639–1700

Timothy T. Chang, Chief Financial Officer

213-637-2596

timchang@narabank.com

J. Han Park, Public Relations

213-427-6322

hpark@narabank.com